As filed with the Securities and Exchange Commission on July 10, 2001

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SAPIENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3130648
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Memorial Drive, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

1996 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)

Jerry A. Greenberg
J. Stuart Moore
Co-Chief Executive Officers
Sapient Corporation
One Memorial Drive
Cambridge, MA 02142
(Name and Address of Agent For Service)
(617) 621-0200
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered	Share	Price	Registration Fee

Common Stock, $0.01 par value per share	960,000 shares	$8.415 (1)	$8,078,400 (1)	$2,020

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on July 6, 2001.

STATEMENT OF INCORPORATION BY REFERENCE
SIGNATURES
POWER OF ATTORNEY AND SIGNATURES
INDEX TO EXHIBITS
EX-5.1 OPINION AND CONSENT OF HALE AND DORR LLP
EX-23.2 CONSENT OF PRICEWATERHOUSECOOPERS LLP
EX-23.3 CONSENT OF KPMG LLP

STATEMENT OF INCORPORATION BY REFERENCE

     This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-05155) filed by the Registrant on June 4, 1996, relating to the Registrant’s 1996 Employee Stock Purchase Plan.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on this 10th day of July, 2001.

SAPIENT CORPORATION

By: /s/ Jerry A. Greenberg

Jerry A. Greenberg Co-Chairman and Co-Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Sapient Corporation, hereby severally constitute and appoint Jerry A. Greenberg, J. Stuart Moore and Jane E. Owens, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Sapient Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jerry A. Greenberg Jerry A. Greenberg	Co-Chairman and Co-Chief Executive Officer (principal executive officer)	July 10, 2001

/s/ J. Stuart Moore J. Stuart Moore	Co-Chairman and Co-Chief Executive Officer (principal executive officer)	July 10, 2001

/s/ Edward G. Goldfinger Edward G. Goldfinger	Chief Financial Officer and Treasurer (principal financial and accounting officer)	July 10, 2001

/s/ R. Stephen Cheheyl R. Stephen Cheheyl	Director	July 10, 2001

/s/ Darius W. Gaskins Darius W. Gaskins, Jr.	Director	July 10, 2001

/s/ Bruce D. Parker Bruce D. Parker	Director	July 10, 2001

Signature	Title	Date

/s/ Carl S. Sloane Carl S. Sloane	Director	July 10, 2001

/s/ Jurgen Weber Jurgen Weber	Director	July 10, 2001

INDEX TO EXHIBITS

Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant

4.2(2)	Certificate of Amendment of the Amended and Restated Certificate of Incorporation

4.2(3)	Second Certificate of Amendment to the Amended and Restated Certificate of Incorporation

4.4(1)	Amended and Restated By-Laws of the Registrant

5.1	Opinion of Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of KPMG LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-1586) and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 000-28074) and incorporated herein by reference.

(3)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (File No. 28074) and incorporated herein by reference.